Exhibit 1.1

Execution Version

6,300,000 Shares

RenaissanceRe Holdings Ltd.

Common Shares, Par Value $1.00 Per Share

Underwriting Agreement

May 23, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As Representatives of the several Underwriters

listed in Schedule I hereto

Ladies and Gentlemen:

RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (each, an “Underwriter” and collectively, the “Underwriters”), an aggregate of 6,300,000 common shares, par value $1.00 per share, of the Company (the “Firm Securities”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 945,000 common shares, par value $1.00 per share, of the Company (the “Additional Securities”) if and to the extent that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities pursuant to Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The issued and outstanding common shares, par value $1.00 per share, of the Company are hereinafter referred to as the “Common Shares.”

As part of the transactions described under the heading “Summary—Recent Developments—Validus Acquisition” in the Preliminary Final Prospectus, the Company has entered into a Stock Purchase Agreement, dated as of May 22, 2023 (together with the schedules, annexes and exhibits thereto, the “Stock Purchase Agreement”), with American International Group, Inc. (“AIG”), pursuant to which the Company has agreed to acquire Validus Reinsurance Ltd. (“Validus”) and certain other subsidiaries of AIG from AIG (the “Validus Transaction”).

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3ASR which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3ASR under the Act and has prepared and filed with the Commission an automatic shelf registration statement (Registration No. 333-272124), as defined in Rule 405 including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time (as defined herein), covers all of the Securities proposed to be sold to the Underwriters pursuant to this Agreement for registration under the Act. The Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act are pending before or threatened by the Commission. As part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you, may have been filed with the Commission. A final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b) will be filed with the Commission. As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement (giving effect to any modifications or supplements to the information contained or incorporated by reference therein pursuant to (1) the Final Prospectus and/or (2) the documents filed subsequent to the applicable Effective Date pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Basic Prospectus) did, and as of its date and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement (giving effect to any modifications or supplements to the information contained or incorporated by reference therein pursuant to (1) the Final Prospectus and/or (2) the documents filed subsequent to the applicable Effective Date pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Basic Prospectus) did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) At 6:45 p.m. EST on the date hereof (the “Execution Time”) and on the Closing Date, each of (i) the Disclosure Package and (ii) the Issuer Free Writing Prospectus referred to in Section 1(f) below, when considered together with the Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(f) Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(g) Each of the Company, Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), Renaissance Reinsurance U.S. Inc. (“Renaissance U.S.”), RenaissanceRe Finance Inc. (“Renaissance Finance”), RenaissanceRe Europe AG (“RenaissanceRe Europe” and, collectively with Renaissance Reinsurance, Renaissance U.S. and Renaissance Finance, each a “Subsidiary” and collectively, the “Subsidiaries”), and DaVinciRe Holdings Ltd. (“DaVinci Holdings”) and DaVinci Reinsurance Ltd. (“DaVinci Reinsurance” and, together with DaVinci Holdings, “DaVinci”), has been duly incorporated, organized or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, incorporated or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent in each case that failure to be so qualified or be in good standing would not have a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (clause (i) or (ii) individually, a “Material Adverse Effect”). Top Layer Reinsurance Ltd. is not a “significant subsidiary”, as defined is Rule 1-02(w) of Regulation S-X, of the Company.

(h) All of the outstanding shares of the Company, each Subsidiary and DaVinci have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of each Subsidiary and DaVinci that are owned by the Company either directly or through wholly owned subsidiaries are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The authorized share capital of the Company conforms as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(k) The Securities have been duly authorized and, when delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable (as such is understood under Bermuda law) and will not be subject to any preemptive rights.

(l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) filings required under Rule 424(b) of the Act, (ii) as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus or (iii) as may be required by the New York Stock Exchange (the “NYSE”), which shall be obtained or made, as the case may be, as of the Closing Date.

(n) Neither the execution and delivery by the Company of this Agreement, the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or DaVinci pursuant to, (i) the charter, memorandum of association or bye-laws of the Company, any of the Subsidiaries or DaVinci, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company, any of the Subsidiaries or DaVinci is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(o) There has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(p) No legal or governmental action, suit or proceedings by or before any court or governmental agency, authority or body involving the Company or the Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). There are no legal or governmental proceedings pending or threatened to which the Company, any of the Subsidiaries or DaVinci is a party or to which any of the properties of the Company, any of the Subsidiaries or DaVinci is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q) Each of the Company, DaVinci and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(r) None of the Company, any Subsidiary or DaVinci is in violation or default of (i) any provision of its charter, memorandum of association or bye-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or DaVinci or any of its properties, as applicable, except for such conflicts, breaches, violations or impositions which, singly or in the aggregate, would not have a Material Adverse Effect.

(s) The Company, the Subsidiaries and DaVinci possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess such licenses, certificates, permits and authorizations would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Company, the Subsidiaries or DaVinci has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(t) The Company, the Subsidiaries and DaVinci (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, would not, singly or in the aggregate, have a Material Adverse Effect.

(u) There are currently no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(v) Each of the Company, the Subsidiaries (other than Renaissance Finance) and DaVinci has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the “Insurance Laws”), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, singly or in the aggregate, have a Material Adverse Effect, and each of the Company, the Subsidiaries (other than Renaissance Finance) and DaVinci maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not, singly or in the aggregate, have a Material Adverse Effect. The financial statements of the Company, the Subsidiaries and DaVinci, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Disclosure Package and the Final Prospectus have been derived, have for each relevant period been prepared in conformity with accounting practices required or permitted by applicable Insurance Laws of Bermuda, to the extent applicable to such company, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto.

(w) The statutory financial statements of the subsidiaries of the Company that are United States admitted insurance companies, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Disclosure Package and the Final Prospectus have been derived: (A) have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners to the extent applicable to such company, and by the applicable Insurance Laws, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (B) present fairly the statutory financial position of the subsidiaries as at the dates thereof, and the statutory basis results of operations of the subsidiaries for the periods covered thereby.

(x) Except as disclosed in the Disclosure Package and the Final Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the subsidiaries of the Company is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; none of the Company, any of the Subsidiaries or DaVinci has received any written notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty, contract or agreement, and none of the Company, any of the Subsidiaries or DaVinci has been notified in writing that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a Material Adverse Effect.

(y) Except as disclosed in the Disclosure Package and the Final Prospectus, none of the Company, any of the Subsidiaries (other than Renaissance Finance) or DaVinci has made any material changes in its insurance reserving practices during the last two years.

(z) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement, except as such which have been duly complied with, or waived, by the applicable party in connection with the sale of the Securities contemplated hereby.

(aa) (i) PricewaterhouseCoopers Ltd., who has audited certain of the financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting and whose report is incorporated by reference in the Disclosure Package and the Final Prospectus and who has delivered letters referred to in Section 5(g) hereof, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the rules and regulations of the Commission thereunder, (ii) Ernst & Young Ltd, who has audited certain of the financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting and whose report is incorporated by reference in the Disclosure Package and the Final Prospectus and who has delivered letters referred to in Section 5(h) hereof, was an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the rules and regulations of the Commission thereunder during the period covered by the financial statements on which their report is incorporated by reference in the Disclosure Package, and (iii) PricewaterhouseCoopers Ltd., who has audited certain of the financial statements of Validus Reinsurance, Ltd. (“Validus”), and whose report is incorporated by reference in the Disclosure Package and the

Final Prospectus and who has delivered letters referred to in Section 5(i) hereof, was an independent registered public accounting firm with respect to Validus and its consolidated subsidiaries within the meaning of the Act and the rules and regulations of the Commission thereunder during the period covered by the financial statements on which their report is incorporated by reference in the Disclosure Package.

(bb) (i) The audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries, to the extent required under the Exchange Act, and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries, as at the dates thereof and for the periods then ended; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except as noted therein) throughout the periods covered thereby; the supporting schedules, if any, filed as exhibits to the periodic reports included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein and (ii) the audited consolidated financial statements of Validus included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related schedules and notes, as applicable, present fairly, in all material respects, the consolidated balance sheet of Validus and its consolidated subsidiaries, to the extent required under the Exchange Act, and the consolidated statement of comprehensive income, statement of changes in shareholder’s equity and statement of cash flows of Validus and its consolidated subsidiaries, as at the dates thereof and for the periods then ended; such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except as noted therein) throughout the periods covered thereby; the supporting schedules, if any, filed as exhibits to the periodic reports included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Final Prospectus.

(cc) The internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) of each of the Company, the Subsidiaries and DaVinci were deemed to be effective at December 31, 2022, and since December 31, 2022 there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting. With respect to preparation of consolidated financial statements of the Company, the Company is not aware of any material weakness in the internal controls over financial reporting of the Company, any of the Subsidiaries or DaVinci.

(dd) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in ensuring that all material information required to be disclosed by the Company under the Exchange Act is known to management in a timely fashion. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto, in each case in all material respects.

(ee) None of the Company, any subsidiary of the Company, DaVinci nor, to the knowledge of the Company, any director, officer, or employee of the Company or any subsidiary of the Company, or DaVinci, any agent or affiliate of the Company or any subsidiary of the Company or DaVinci has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, paid, promised to pay, or authorized or approved the payment of anything of value, directly or indirectly, made any direct or indirect unlawful payment from funds to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom; or (iv) offered, paid, promised, authorized, or approved any unlawful bribe or other unlawful payment. None of the Company, any subsidiary of the Company nor DaVinci will, directly or indirectly, use the proceeds of the offer and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity that would violate the applicable laws and regulations as referred to in clause (iii) above. The Company, each subsidiary of the Company, DaVinci, and, to the knowledge of the Company, its affiliates have conducted their businesses at all times in compliance with the FCPA, and have instituted, maintain and enforce, and will continue to enforce policies and procedures that are designed to, among other things, promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Each of the Company, each subsidiary of the Company and DaVinci is in compliance and has been in compliance at all times with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions in which such entities conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Company, any subsidiary of the Company or DaVinci (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any subsidiary of the Company or DaVinci with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) None of the Company, any subsidiary of the Company, DaVinci, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any subsidiary of the Company or DaVinci is currently the subject of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions” and an individual or entity subject to Sanctions, a “Sanctioned Person”), including by reason of control by an individual or entity (“Person”) that is currently subject to Sanctions, or that the Company, any subsidiary of the Company or DaVinci is located, organized or resident in a country or territory that is currently the subject of Sanctions, including, without limitation, so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea region, Cuba, Iran, North Korea and Syria). The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was a Sanctioned Person, if such dealing or transaction is or would be a violation of applicable Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any Sanctioned Person, except to the extent permitted for a Person required to comply with Sanctions, or in any other manner that would result in a violation of Sanctions by any party to this Agreement.

(hh) Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been accurately prepared and timely filed, except where valid extensions have been obtained, and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(ii) Each of the Company, Renaissance Reinsurance and DaVinci has received from the Bermuda Minister of Finance an assurance, valid until March 2035, under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the caption “Business—Regulation—Bermuda Regulation,” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(jj) The Company believes that neither the Company nor any of its subsidiaries should be, except for the Company’s U.S. subsidiaries and RenaissanceRe Specialty U.S. Ltd., RenaissanceRe Corporate Capital (UK) Limited, RenaissanceRe Europe and Fontana Reinsurance U.S. Ltd, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the U.S. Internal Revenue Code.

(kk) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to the Bermuda Government or any political subdivision or taxing authority thereof or therein in connection with (A) the execution, delivery or consummation of this Agreement, (B) the sale and delivery of the Securities to or for the respective accounts of the Underwriters or (C) the sale and delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof.

(ll) (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) which would, singly or in the aggregate, have a Material Adverse Effect; (B) neither the Company nor its subsidiaries have been notified of any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data or to any data processed or stored by third parties on behalf of the Company and its subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data. The Company and its subsidiaries are presently in material compliance with all applicable laws and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and internal policies relating to the privacy and security of IT Systems and Data.

(mm) To the knowledge of the Company, the representations and warranties of AIG contained in Article III of the Stock Purchase Agreement were as of the date of the Stock Purchase Agreement and are, as of the date hereof, true and accurate in all material respects, except as set forth in the disclosure schedule delivered to the Company by AIG in connection with the Stock Purchase Agreement. None of the Company, any of its subsidiaries or, to the knowledge of the Company, AIG or any of its subsidiaries were as of the date of the Stock Purchase Agreement or are, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse of time or both, would constitute such default or breach, of the due performance or observance of any material term, agreement, covenant or condition contained in the Stock Purchase Agreement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter at a purchase price of $186.72 per share (the “Purchase Price”).

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company further agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to 945,000 Additional Securities at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Additional Securities. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part (provided that the Representatives may not exercise such right more than two times) by giving written notice not later than 30 days after the date of this Agreement. Such exercise notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Unless otherwise agreed among the Representatives and the Company, (i) for any such written notice provided before the closing date for the Firm Securities, the purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities or later than ten business days after the date of such notice and (ii) for any such written notice provided on or after the closing date for any Firm Securities, the purchase date must be at least two business days after the written notice is given and may not be later than ten business days after the date of such notice. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Additional Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

(b) The Company hereby agrees that except to the extent the Company has informed the Representatives thereof prior to the date of this Agreement, without the prior written consent of Morgan Stanley & Co. LLC, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 45 days after the date of the Final Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) or file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Disclosure Package and Final Prospectus and (C) facilitating the transfer of Common Shares under any trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof or facilitating the establishment of any new trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) any such new plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of any such new plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.

3. Delivery and Payment. Delivery of and payment for the Firm Securities shall be made on Friday, May 26, 2023 at 9:00 a.m. New York Time at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as the Representatives and the Company may agree upon, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Securities being herein called the “Closing Date”).

Delivery of and payment for any Additional Securities shall be made at 9:00 a.m. New York Time at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as the Representatives and the Company may agree upon, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 27, 2023, as shall be designated in writing by the Representatives.

Delivery of the Firm Securities and any Additional Securities shall be made to the Representatives for the accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the Purchase Price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Certificates for the Firm Securities and any Additional Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full Business Day prior to the Closing Date or an Option Closing Date, as the case may be.

4. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed, and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives: (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b); (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information; (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly: (1) notify the Representatives of such event; (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its best efforts, if necessary, to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities (not to exceed one year from the date hereof), and the Company will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

(g) The Company and each Underwriter, severally and not jointly, agree that they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or such Underwriter with the Commission or retained by the Company or such Underwriter under Rule 433, other than as set forth in Schedule II. Any such free writing prospectus is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b) and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice from any governmental authority objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Carey Olsen Bermuda Limited, special Bermuda counsel for the Company, to have furnished to the Representatives their opinion on matters of Bermuda law, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit A hereto.

(c) The Company shall have requested and caused Sidley Austin LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B hereto.

(d) The Representatives shall have received from Debevoise & Plimpton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Debevoise & Plimpton LLP may rely, as to factual matters, on written certificates of officers of the Company.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial officer, principal accounting officer or controller of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect or change or development reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) The Company shall have furnished to the Representatives, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the Company dated the date hereof or the Closing Date, as applicable, in a form reasonably acceptable to the Representatives.

(g) The Company shall have requested and caused PricewaterhouseCoopers Ltd. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than one day prior to the date hereof. References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(h) The Company shall have requested and caused Ernst & Young Ltd. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they were independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and during the period covered by the financial statements on which their report is incorporated by reference in the Disclosure Package and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus. References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of such letters.

(i) The Company shall have requested and caused PricewaterhouseCoopers Ltd. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they were independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and during the period covered by the financial statements on which their report is incorporated by reference in the Disclosure Package and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of, and certain financial information relating to, Validus, contained in or incorporated by reference into the Registration Statement and the Final Prospectus. References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of such letters; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof. References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(j) The Lock-Up Agreements between the Representatives and certain officers and directors of the Company set forth in Schedule III hereto, in the form attached as Exhibit C hereto, shall be in full force and effect on the Closing Date.

(k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given by any “nationally recognized statistical rating organization” of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) A “Supplemental Listing Application” related to the Shares shall have been submitted to the NYSE, and the NYSE shall have informed the Company that it has completed its review of such submission.

(o) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by the Chairman of the Board or the President and the principal financial officer, principal accounting officer or controller of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(e) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion on matters of Bermuda law of Carey Olsen Bermuda Limited, special Bermuda counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof;

(iii) an opinion or opinions of Sidley Austin LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion(s) required by Section 5(c) hereof;

(iv) an opinion or opinions of Debevoise & Plimpton LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion(s) required by Section 5(d) hereof;

(v) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Representatives, from PricewaterhouseCoopers Ltd., independent public accountants, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young Ltd, independent public accountants, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof;

(vii) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Representatives, from PricewaterhouseCoopers Ltd., as the independent public accountants of Validus, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(viii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or the Option Closing Date, as the case may be, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on the Closing Date or the Option Closing Date, as the case may be, or at such other place as the Representatives and the Company may agree upon.

6. Reimbursement of the Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in paragraph (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the directors, officers, employees, affiliates and agents of the Company and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that (i) the names of the several underwriters on the front and back cover pages of the Preliminary Final Prospectus and the Final Prospectus and in any Permitted Free Writing Prospectus and (ii) the statements set forth under the heading “Underwriting”: (a) the third paragraph and (b) the thirteenth paragraph constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Final Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above to the extent it did not otherwise learn of such action and is not materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of the Act or the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and all persons, if any, who control the Company within the meaning of the Act or the Exchange Act. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party under such paragraph severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each indemnifying party severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Default by an Underwriter. If, on the Closing Date or an Option Closing Date, any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Firm Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Firm Securities set forth opposite the names of all the remaining Underwriters) the Firm Securities or the Additional Securities, as

the case may be, which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Firm Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, and arrangements satisfactory to the Representatives and the Company for the purpose of such remaining Securities are not made within 36 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date or the Option Closing Date, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Firm Securities or any Additional Securities, as the case may be, if at any time prior to such time there shall have been (i) a suspension or material limitation in trading in securities generally on the NYSE or NASDAQ (ii) a suspension or material limitation in trading in any of the Company’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, (iv) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis, if the effect of such event specified in clause (iv) or this clause (v), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated by any Preliminary Final Prospectus or the Final Prospectus (exclusive of any supplement thereto).

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or emailed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to the Legal Department, and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, (email: registration-syndops@ny.email.gs.com), with a copy to Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001, Attention: Paul M. Rodel, Esq. (email: pmrodel@debevoise.com); or, if sent to the Company, will be mailed, delivered or emailed to the Company’s General Counsel (email: secretary@renre.com) and confirmed to it at Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda, Attention: Chief Financial Officer, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Robert A. Ryan, Esq. (email: rryan@sidley.com).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) each of the Underwriters is acting as principal of the Company and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company further acknowledges and agrees that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

15. Trial By Jury. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Applicable Law; Consent to Jurisdiction.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b) With respect to any suit, action or proceeding against it arising out of or relating to this Agreement, the Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York (the “Specified Courts”). In addition, the Company irrevocably waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Company agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Securities shall be outstanding, and for that purpose the Company hereby irrevocably designates Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019-6099, c/o Robert A. Ryan, Esq., as its agent to receive on its behalf service of process (with a copy of all such service of process to be delivered to RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda, Attention: General Counsel) brought against it with respect to any such proceeding in any such court in the Borough of Manhattan, City and State of New York, such service being hereby acknowledged by the Company to be effective and binding service on it in every respect whether or not the Company shall then be doing or shall have at any time done business in New York. In the event that such agent for service of process resigns or ceases to serve as the agent of the Company, the Company agrees to give notice as provided in Section 12 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

(d) If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Company available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Company further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 12 hereof.

(e) Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Underwriters or any person controlling the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriters or controlling person of any sum in such other currency, and only to the extent that the Underwriters or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriters or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters or controlling person hereunder, the Underwriters or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters or controlling person hereunder.

18. Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of the Underwriters or taken into account as a receipt in computing the taxable income of the Underwriters (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriters under this Agreement shall be increased to such sum as will ensure that the Underwriters shall be left with the sum they would have had in the absence of such tax. The preceding sentence does not include taxes imposed as a result of a failure by the Underwriters to comply with tax certifications reasonably requested by the Company and which the Underwriters were legally able to provide.

19. Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date of such Registration Statement, including any Preliminary Final Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Bermuda.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Final Prospectus used most recently prior to the Execution Time, (iii) the Permitted Free Writing Prospectuses and (iv) the price to the public of the Securities.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Robert Qutub
Name: Robert Qutub
Title: Executive Vice President and Chief
Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified on the cover.

MORGAN STANLEY & CO. LLC

By:	/s/ Jyri Wilska
Name: Jyri Wilska
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ C. Erich Bluhm
Name: C. Erich Bluhm
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities To Be Purchased
Morgan Stanley & Co. LLC	2,898,000
Goldman Sachs & Co. LLC	1,575,000
Barclays Capital Inc.	441,000
Citigroup Global Markets Inc.	441,000
Wells Fargo Securities, LLC	441,000
RBC Capital Markets, LLC	189,000
BMO Capital Markets Corp.	50,400
BNY Mellon Capital Markets, LLC	50,400
HSBC Securities (USA) Inc.	50,400
ING Financial Markets LLC	50,400
SG Americas Securities, LLC	50,400
Dowling & Partners Securities, LLC	31,500
PJT Partners LP	31,500

Total:	6,300,000

SCHEDULE II

RenaissanceRe Holdings Ltd. Launch Press Release, dated May 22, 2023

RenaissanceRe Holdings Ltd. Pricing Press Release, dated May 23, 2023

RenaissanceRe Holdings Ltd. Investor Presentation for “electronic roadshow,” dated May 22, 2023

SCHEDULE III

Persons Delivering Lock-up Agreements

Shannon L. Bender

Sean G. Brosnan

Ian D. Branagan

David C. Bushnell

Ross A. Curtis

James C. Fraser

James L. Gibbons

Shyam Gidumal

Brian G. J. Gray

Duncan P. Hennes

Torsten Jeworrek

Henry Klehm III

David E. Marra

Kevin J. O’Donnell

Robert Qutub

Valerie Rahmani

Carol P. Sanders

Cynthia Trudell